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Exhibit 4.02  --THE POLYMERIC CORPORATION 2001 STOCK OPTION AND AWARD PLAN

      THE POLYMERIC CORPORATION, a Nevada corporation (the "Company"), hereby adopts THE POLYMERIC CORPORATION 2001 Stock Option and Award Plan" (the "Plan"), effective as of the 17th day of April, 2001, under which options to acquire stock of the Company or bonus stock may be granted from time to time to employees, including of officers and directors of the Company and/or its subsidiaries. In addition, at the discretion of the board of directors or other administrator of this Plan, options to acquire stock of the Company or bonus stock may from time to time be granted under this Plan to other individuals who contribute to the success of the Company or its subsidiaries but who are not employees of the Company, all on the terms and conditions set forth herein.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is designed to aid the Company in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who are perceived by management as having contributed to the success of the Company or who are important to the continued business and operations of the Company. The above aims will be effectuated through the granting of options ("Options") to purchase shares of common stock of the Company, par value $0.001 per share (the "Stock"), or the granting of awards of bonus stock ("Stock Awards"), all subject to the terms and conditions of this Plan. It is intended that the Options issued pursuant to this Plan include. when designated as such at the time of grant, options which qualify as Incentive Stock Options ("Incentive Options") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment or successor provision of like tenor. If the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is intended that Options or Stock Awards granted pursuant to this Plan qualify for the exemption provided for in Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act or any amendment or successor rule of like tenor when granted in accordance with the provisions of such rule.

2. Shareholder Approval. The Plan shall become effective immediately on adoption by the board of directors of the Company (the "Board") and awards under the Plan can be made at that time or at any subsequent time. The Plan shall be submitted to the Company's shareholders in the manner set forth below:

  (a) Within twelve months after the Plan has been adopted by the Board, the Plan shall be submitted for approval by those shareholders of the Company who are entitled to vote on such matters at a duly held shareholders' meeting or approved by the unanimous written consent of the holders of the issued and outstanding Stock of the Company. If the Plan is presented at a shareholders' meeting, it shall be approved by the affirmative vote of the holders of a majority of the issued and outstanding Stock in attendance, in person or by proxy, at such meeting. Notwithstanding the foregoing, the Plan may be approved by the shareholders in any other manner not inconsistent with the Company's articles of incorporation and bylaws, the applicable provisions of state corporate laws, and the applicable provisions of the Code and regulations adopted thereunder.


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  (b)  In the event the Plan is so approved, the secretary of the Company shall, as soon as practicable following the date of final approval, prepare and attach to this Plan certified copies of all relevant resolutions adopted by the shareholders and the Board.

  (c) Failure to obtain shareholder approval on or before the date that is twelve months subsequent to the adoption of this Plan by the Board shall not affect awards previously granted under the Plan; provided that, none of the Options issued under this Plan will qualify as Incentive Options.

3. Administration of the Plan. Administration of the Plan shall be determined by the Board. Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of the Plan or specific administrative duties with respect to the Plan, on such terms and to such committees of the Board as it deems proper. Any Option or Stock Award approved by the Board shall be approved by a majority vote of those members of the Board in attendance at a meeting at which a quorum is present. Any Option or Stock Award approved by a committee designated by the Board shall be approved as specified by the Board at the time of delegation. The interpretation and construction of the terms of the Plan by the Board or a duly authorized committee shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Board or duly authorized committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

The Board's or duly authorized committee's determination under the Plan (including without limitation determinations of the persons to receive Options or Stock Awards, the form, amount, and timing of such Options or Stock Awards, the terms and provisions of such Options or Stock Awards, and the agreements evidencing same) need not be uniform and may be made by the Board or duly authorized committee selectively among persons who receive, or are eligible to receive, Options or Stock Awards under the Plan, whether or not such persons are similarly situated.

4. Shares of Stock Subject to the Plan. A total of 1,000,000 shares of Stock may be subject to, or issued pursuant to, Options or Stock Awards granted under the terms of this Plan. Any shares subject to an Option or Stock Award under the Plan, which Option or Stock Award for any reason expires or is forfeited terminated, or surrendered unexercised as to such shares, shall be added back to the total number of shares reserved for issuance under the terms of this Plan. If any right to acquire Stock granted under the Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of Stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan. The number of shares of Stock subject to the Plan is subject to adjustment as set forth in Section 17 hereof.

5. Reservation of Stock on Granting of Option. At the time of granting any Option under the terms of this Plan, there will be reserved for issuance on the exercise of the Option the number of shares of Stock of the Company subject to such Option. The Company may reserve either authorized but unissued shares or issued shares that have been reacquired by the Company.

6. Eligibility. Options or Stock Awards under the Plan may be granted to employees, including officers and directors, of the Company or its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company as may be deemed in the best interest of the Company by the Board or a duly authorized committee. Such Options or Stock

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Awards shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Board or a duly authorized committee at the time of grant, all as may be within the general provisions of this Plan.

7.  Term of Options and Certain Limitations on Right to Exercise.

  (a) Each Option shall have the term established by the Board or duly authorized committee at the time the Option is granted but in no event may an Option have a term in excess of ten years.

  (b) The term of the Option, once it is granted, may be reduced only as provided for in this Plan or under the written provisions of the Option.

  (c) Unless otherwise specifically provided by the written provisions of the Option, no holder or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until the holder exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and the Option and then only to the extent of the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date the Stock subject to the Option is acquired by the holder.

  (d) Options under the Plan shall vest and become exercisable at such time or times and on such terms as the Board or a duly authorized committee may determine at the time of the grant of the Option.

  (e) Options granted under the Plan shall contain such other provisions, including, without limitation. further restrictions on the vesting and exercise of the Option, as the Board or a duly authorized committee shall deem advisable.

  (f) In no event may an Option be exercised after the expiration of its term.

  (g) Unless otherwise specifically provided by the written provisions of an Option granted pursuant to this Plan, upon receipt of:

     (i) any request that the exercise of the Option or the resale of any shares of Stock issued or to be issued on exercise of such Option will be registered under the Securities Act; or

     (ii) any notice of exercise of such Option pursuant to its terms, in lieu of any obligation to effect any registration with respect to the Options or shares of Common Stock issuable on such Option or in lieu of delivering shares of Common Stock on the exercise of the Option;

the Company may, within five business days of receipt of such request to register or notice of exercise, purchase, in whole or in part, such Options from the Optionee at an amount in cash equal to the difference between the then current fair market value (as defined below) of the Common Stock on the day of such repurchase and the exercise price in effect on such day.



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     In order to exercise such right, the Company must provide written notice to the optionee at least five days prior to the date that the Company proposes to repurchase such Options. For purposes of this section. the fair market value of the Common Stock shall be determined by the Board or a duly authorized committee based on the closing price for the Stock as quoted on a registered national securities exchange or, if not listed on a national exchange, the Nasdaq Stock Market ("Nasdaq"), on the trading day immediately preceding the date that the Company's provides notice of its intent to repurchase the Options, or, if not listed on such an exchange or included on Nasdaq, the closing price for the Stock as determined by the Board or a duly authorized committee through any other reliable means of determination available on the close of business on the trading day last preceding the date of providing the notice.

8. Exercise Price. The exercise price of each Option issued under the Plan shall be determined by the Board or a duly authorized committee on the date of grant.

9. Payment Exercise Price. The exercise of any Option shall be contingent on receipt by the Company of cash, certified bank check to its order, or other consideration acceptable to the Company; provided that, at the discretion of the Board or a duly authorized committee, the written provisions of the Option may provide that payment can be made in whole or in part in shares of Stock of the Company that have been owned by the optionee for more than six months or by the surrender of Options to acquire Stock from the Company that have been held for more than six months, which Stock or Options shall be valued at their then fair market value as determined by the Board or a duly authorized committee. Any consideration approved by the Board or a duly authorized committee that calls for the payment of the exercise price over a period of more than one year shall provide for interest, which shall not be included as part of the exercise price, that is equal to or exceeds the imputed interest provided for in section 483 of the Code or any amendment or successor section of like tenor.

10. Withholding. If the grant of a Stock Award or the grant or exercise of an Option pursuant to this Plan, or any other event in connection with any such grant or exercise, creates an obligation to withhold income and employment taxes pursuant to the Code or applicable state or local laws, such obligation may, at the discretion of the Board or a duly authorized committee at the time of the grant of the Option or Stock Award and to the extent permitted by the terms of the Option or Stock Award and the then governing provisions of the Code and the Exchange Act, be satisfied (i) by the holder of the Option or Stock Award delivering to the Company an amount of cash equal to such withholding obligation; (ii) by the Company withholding from any compensation or other amount owing to the holder of the Option or Stock Award the amount (in cash, Stock, or other property as the Company may determine) of the withholding obligation; (iii) by the Company withholding shares of Stock subject to the Option or Stock Award with a fair market value equal to such obligation; or (iv) by the holder of the Option or Stock Award either delivering shares of Stock that have been owned by the holder for more than six months or canceling Options or other rights to acquire Stock from the Company that have been held for more than six months with a fair market value equal to such requirements. In all events, delivery of shares of Stock issuable on exercise of the Option or on grant of the Stock Award shall be conditioned upon and subject to the satisfaction or making provision for the satisfaction of the withholding obligation of the Company resulting from the grant or exercise of the Option, grant of the Stock Award, or any other event. The Company shall be further authorized to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of such taxes.
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11.  Incentive Options - Additional Provisions. In addition to the other restrictions and provisions of this Plan, any Option granted hereunder that is intended to be an Incentive Option shall meet the following further requirements:

  (a) The exercise price of an Incentive Option shall not be less than the fair market value of the Stock on the date of grant of the Incentive Option as determined by the Board or a duly authorized committee based on the closing price for the Stock as quoted on a registered national securities exchange or, if not listed on a national exchange or Nasdaq, over the five-day trading period immediately prior to the date of grant of such Incentive Option, or, if not listed on such an exchange or included on Nasdaq, the closing price for the Stock as determined by the Board or a duly authorized committee through any other reliable means of determination available on the close of business on the trading day last preceding the date of grant of such Incentive Option and permitted by the applicable provisions of the Code.

  (b) No Incentive Option may be granted under the Plan to any individual that owns (either of record or beneficially) Stock possessing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation unless both the exercise price is at least 110% of the fair market value of the Stock on the date the Option is granted and the Incentive Option by its terms is not exercisable more than five years after the date it is granted.

  (c) Incentive Options may be granted only to employees of the Company or its subsidiaries and only in connection with that employee's employment by the Company or the subsidiary. Notwithstanding the above, directors and other individuals who have contributed to the success of the Company or its subsidiaries may be granted Incentive Options under the Plan, subject to, and to the extent permitted by, applicable provisions of the Code and regulations promulgated thereunder, as they may be amended from time to time.

  (d) The aggregate fair market value (determined as of the date the Incentive Option is granted) of the shares of Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (and all other plans of the Company and its subsidiaries) may not exceed $100,000.

  (e) No Incentive Option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee to whom the Incentive Option is granted.

  (f) No individual acquiring shares of Stock pursuant to any Incentive Option granted under this Plan shall sell, transfer, or otherwise convey the Stock until after the date that is both two years after the date the Incentive Option was granted and one year after the date the Stock was acquired pursuant to the exercise of the Incentive Option. If any individual makes a disqualifying disposition, he or she shall notify the Company within 30 days of such transaction.

  (g) No Incentive Option may be exercised unless the holder was, within three months of such exercise, and had been since the date the Incentive Option was granted, an eligible employee of the Company as specified in the applicable provisions of the Code, unless the employment was terminated as a result of the death or disability (as defined in the Code and the regulations promulgated thereunder as they may be amended from time to time) of the employee or the employee dies within three months of the termination. In the event of termination as a result of disability, the holder shall have a one

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year period following termination in which to exercise the Incentive Option.
In the event of death of the holder, the Incentive Option must be exercised within six months after the issuance of letters testamentary or administration or the appointment of an administrator, executor, or personal representative, but not later than one year after the date of termination of employment. An authorized absence or leave approved by the Board or a duly authorized committee for a period of 90 days or less shall not be considered an interruption of employment for any purpose under the Plan.

  (h) All Incentive Options shall be deemed to contain such other limitations and restrictions as are necessary to conform the Incentive Option to the requirements for "incentive stock options" as defined in section 422 of the Code, or any amendment or successor statute of like tenor.

All of the foregoing restrictions and limitations are based on the governing provisions of the Code as of the date of adoption of this Plan. If at any time the Code is amended to permit the qualification of an Option as an incentive stock option without one or more of the foregoing restrictions or limitations or the terms of such restrictions or limitations are modified, the Board or a duly authorized committee may grant Incentive Options, and may modify outstanding Incentive Options in accordance with such changes, all to the extent that such action by the Board or duly authorized committee does not disqualify the Options from treatment as incentive stock options under the provisions of the Code as may be amended from time to time.

12. Awards to Directors and Officers. To the extent the Company has a class of securities registered under the Exchange Act, Options or Stock Awards granted under the Plan to directors and officers (as used in Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor) intended to qualify for the exemption from section 16(b) of the Exchange Act provided in Rule 16b-3 shall, in addition to being subject to the other restrictions and limitations set forth in this Plan, be made as follows:

  (a) A transaction whereby there is a grant of an Option or Stock Award pursuant to this Plan must satisfy one of the following:

     (i) The transaction must be approved by the Board or a duly authorized committee composed solely of two or more non-employee directors of the Company (as defined in Rule 16b-3);

     (ii)  The transaction must be approved or ratified, in compliance with section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting of the shareholders of the Company held in accordance with the applicable laws of the state of incorporation of the Company; or, if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by applicable laws of the state of incorporation of the Company, of the securities of the Company entitled to vote. If the transaction is ratified by the shareholders, such ratification must occur no later than the date of the next annual meeting of shareholders; or

     (iii) The Stock acquired must be held by the officer or director for a period of six months subsequent to the date of the grant; provided that, if the transaction involves a derivative security (as defined in section 16 of the Exchange Act), this condition shall be satisfied if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than on exercise or conversion) or its underlying equity security.

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  (b)  Any transaction involving the disposition to the Company of its securities in connection with Options or Stock Awards granted pursuant to this Plan shall:

     (i) be approved by the Board or a duly authorized committee composed solely of two or more non-employee directors; or

     (ii) be approved or ratified, in compliance with section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state of incorporation of the Company or, if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by applicable laws of the state of incorporation of the Company, of the securities of the Company entitled to vote; provided that, such ratification occurs no later than the date of the next annual meeting of shareholders.

All of the foregoing restrictions and limitations are based on the governing provisions of the Exchange Act and the rules and regulations promulgated thereunder as of the date of adoption of this Plan. If at any time the governing provisions are amended to permit an Option to be granted or exercised or Stock Award to be granted pursuant to Rule 16b-3 or any amendment or successor rule of like tenor without one or more of the foregoing restrictions or limitations, or the terms of such restrictions or limitations are modified, the Board or a duly authorized committee may award Options or Stock Awards to directors and of dicers, and may modify outstanding Options or Stock Awards, in accordance with such changes, all to the extent that such action by the Board or a duly authorized committee does not disqualify the Options or Stock Awards from exemption under the provisions of Rule 16b-3 or any amendment or successor rule of similar tenor.

13. Stock Awards. The Board or a duly authorized committee may grant Stock Awards to individuals eligible to participate in this Plan, in the amount, and subject to the provisions determined by the Board or a duly authorized committee. The Board or a duly authorized committee shall notify in writing each person selected to receive a Stock Award hereunder as soon as practicable after he or she has been so selected and shall inform such person of the number of shares he or she is entitled to receive, the approximate date on which such shares will be issued, and the Forfeiture Restrictions applicable to such shares. (For purposes hereof, the term "Forfeiture Restrictions" shall mean any prohibitions against sale or other transfer of shares of Stock granted under the Plan and the obligation of the holder to forfeit his or her ownership of or right to such shares and to surrender such shares to the Company on the occurrence of certain conditions.) The Board or a duly authorized committee may, at its discretion, require the payment in cash to the Company by the award recipient of the par value of the Stock. The shares of Stock issued pursuant to a Stock Award shall not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during such period or periods of time which the Board or a duly authorized committee shall establish at the time of the grant of the Stock Award. If a Stock Award is made to an employee of the Company or its subsidiaries, the employee shall be obligated for no consideration other than the amount, if any, of the par value paid in cash for such shares, to forfeit and surrender such shares as he or shall have received under the Plan which are then subject to Forfeiture Restrictions to the Company if he or she is no longer an employee of the Company or its subsidiaries for any reason; provided that, in the event of termination of the employee's employment by reason of death or total and permanent disability, the Board or duly authorized committee, in its sole

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discretion, may cancel the Forfeiture Restrictions. Certificates representing shares subject to Forfeiture Restrictions shall be appropriately legend as determined by the Board or a duly authorized committee to reflect the Forfeiture Restrictions, and the Forfeiture Restrictions shall be binding on any transferee of the shares.

14. Assignment. At the time of grant of an Option or Stock Award, the Board or duly authorized Committee. in its sole discretion, may impose restrictions on the transferability of such Option or Stock Award and provide that such Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code and that, except as permitted by the foregoing, such Options or Stock Awards, granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or Stock Award, or of any right or privilege conferred thereby, contrary to the provisions thereof, or on the levy of any attachment or similar process on such rights and privileges, the Option or Stock Award and such rights and privileges shall immediately become null and void.

15. Additional Terms and Provisions of Awards. The Board or duly authorized committee shall have the right to impose additional limitations on individual awards under the Plan. For example, and without limiting the authority of the Board or a duly authorized committee, an individual award may be conditioned on continued employment for a specified period or may be voided based on the award holder's gross negligence in the performance of his or her duties, substantial failure to meet written standards established by the Company for the performance of his or her duties, criminal misconduct, or willful or gross misconduct in the performance of his or her duties. In addition, the Board or a duly authorized committee may establish additional rights in the holders of individual awards at the time of grant. For example, and without limiting the authority of the Board or a duly authorized committee, an individual award may include the right to immediate payment of the value inherent in the award on the occurrence of certain events such as a change in control of the Company, all on the terms and conditions set forth in the award at the time of grant. The Board or a duly authorized committee may. at the time of the grant of the Option or Stock Award, establish any other terms, restrictions, or provisions on the exercise of an Option or the holding of Stock subject to the Stock Award as it deems appropriate. All such terms, restrictions, and provisions must be set forth in writing at the time of grant in order to be effective.

16. Dilution or Other Adjustment. In the event that the number of shares of Stock of the Company from time to time issued and outstanding is increased pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be increased proportionately, with no increase in the total purchase price of the shares then so covered, and the number of shares of Stock subject to the Plan shall be increased by the same proportion. Shares awarded under the terms of a Stock Award shall be entitled to the same rights as other issued and outstanding shares of Stock, whether or not then subject to Forfeiture Restrictions, although any additional shares of Stock issued to the holder of a Stock Award shall be subject to the same Forfeiture Restrictions as the Stock Award. In the event that the number of shares of Stock of the Company from time to time issued and outstanding is reduced by a combination or consolidation of shares, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be reduced proportionately, with no reduction in the total purchase price of the shares then so covered, and the number of shares of

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Stock subject to the Plan shall be reduced by the same proportion. Shares awarded under a Stock Award shall be treated as other issued and outstanding shares of Stock, whether or not then subject to Forfeiture Restrictions. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of section 355 of the Code or any amendment or successor statute of like tenor, then the total purchase price of the Stock then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Stock of the Company plus the stock distributed in respect thereof. Shares issued under a Stock Award shall be treated as issued and outstanding whether or not subject to Forfeiture Restrictions, although any stock of the other corporation to be distributed with respect to the shares awarded under the Stock Award shall be subject to the Forfeiture Restrictions then applicable to such shares and may be held by the Company or otherwise subject to restrictions on transfer until the expiration of the Forfeiture Restrictions. In the event that the Company distributes the stock of a subsidiary to its shareholders, makes a distribution of a major portion of its assets, or otherwise distributes a significant portion of the value of its issued and outstanding Stock to its shareholders, the number of shares then subject to each outstanding Option and the Plan, or the exercise price of each outstanding Option, may be adjusted in the reasonable discretion of the Board or a duly authorized committee. Shares awarded under a Stock Award shall be treated as issued and outstanding, whether or not subject to Forfeiture Restrictions, although any Stock, assets, or other rights distributed shall be subject to the Forfeiture Restrictions governing the shares awarded under the Stock Award and, at the discretion of the Board or a duly authorized committee, may be held by the Company or otherwise subject to restrictions on transfer by the Company until the expiration of such Forfeiture Restrictions. All such adjustments shall be made by the Board or duly authorized committee, whose determination upon the same, absent demonstrable error, shall be final and binding on all participants under the Plan. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this section shall be eliminated from the respective Option or Stock Award. No adjustment shall be made for cash dividends, for the issuance of additional shares of Stock for consideration approved by the Board, or for the issuance to stockholders of rights to subscribe for additional Stock or other securities.

17. Options or Stock Awards to Foreign Nationals. The Board or a duly authorized committee may, in order to fulfill the purposes of this Plan and without amending the Plan, grant Options or Stock Awards to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Options or Stock Awards made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to provide such individuals with essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

18. Listing and Registration of Shares. Unless otherwise expressly provided on the granting of an award under this Plan, the Company shall have no obligation to register any securities issued pursuant to this Plan or issuable on the exercise of Options granted hereunder. Each award shall be subject to the requirement that if at any time the Board or a duly authorized committee shall determine, in its sole discretion, that it is necessary or desirable to

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list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such award or the issuance or purchase of shares thereunder, such award may not be made or exercised in whole or in part unless and until such listing. registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board or a duly authorized committee.

19. Expiration and Termination of the Plan. The Plan may be abandoned or terminated at any time by the Board or a duly authorized committee except with respect to any Options or Stock Awards then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is: (i) ten years after the date the Plan is adopted by the Board; or (ii) ten years after the date the Plan is approved by the shareholders of the Company.

20. Form of Awards. Awards granted under the Plan shall be represented by a written agreement which shall be executed by the Company and which shall contain such terms and conditions as may be determined by the Board or a duly authorized committee and permitted under the terms of this Plan. Option agreements evidencing Incentive Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Board or a duly authorized committee to qualify them as incentive stock options under section 422 of the Code or any amendment or successor statute of like tenor.

21. No Right of Employment. Nothing contained in this Plan or any Option or Stock Award shall be construed as conferring on a director, officer, or employee any right to continue or remain as a director, officer, or employee of the Company or its subsidiaries.

22. Leaves of Absence. The Board or duly authorized committee shall be entitled to make such rules, regulations, and determinations as the Board or duly authorized committee deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option or Stock Award. Without limiting the generality of the foregoing, the Board or duly authorized committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on any Option or Stock Award under the Plan theretofore made to any recipient who takes such leave of absence.

23. Amendment of the Plan. The Board or a duly authorized committee may modify and amend the Plan in any respect; provided, however, that to the extent such amendment or modification would cause the Plan to no longer comply with the applicable provisions of the Code with respect to Incentive Options, such amendment or modification shall also be approved by the shareholders of the Company. Subject to the foregoing and, if the Company is subject to the provisions of 16(b) of the Exchange Act, the limitations of Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor, the Plan shall be deemed to be automatically amended as is necessary
(i) with respect to the issuance of Incentive Options, to maintain the Plan in compliance with the provisions of section 422 of the Code, and regulations promulgated thereunder from time to time, or any amendment or successor statute thereto, and (ii) with respect to Options or Stock Awards granted to officers and directors of the Company, to maintain the awards made under the Plan in compliance with the provisions of Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor.
ATTEST:
By /S/ Jenny Warner, Secretary